SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                 AMENDMENT NO. 1

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(a) of
                     the Securities Exchange Act of 1934


                                Date of Report

                               September 5, 1995



                            COMPUDYNE CORPORATION
              (Exact name of registrant as specified in its charter)


                                 PENNSYLVANIA
              (State or other jurisdiction of incorporation)


1-4245                                                          23-1408659
(Commission File Number)                    (IRS Employer Identification No.)


90 State House Square
Hartford, Connecticut                                             06103-3720
(Address of principal executive office)                           (Zip Code)



                Registrant's telephone number, including area code
                               (203) 247-7611


   This Amendment No. 1 to the Registrant's Current Report on Form 8-K, dated September 5, 1995, is made in order to file, as required in Items 7(a) and 7(b), respectively, of Form 8-K, the audited financial statements of MicroAssembly Systems, Inc. ("MicroAssembly") and pro-forma financial information in connection with the Registrant's acquisition of all of MicroAssembly's common stock.

   Items 7(a) and 7(b) of the Registrant's Current Report on Form 8-K, dated September 5, 1995 are amended to read as follows:

Item 7.  Financial Statements and Exhibits
__________________________________________

   (a) Balance sheets of MicroAssembly as of December 31, 1993 and 1994, the related statements of income (loss) and accumulated deficit and cash flows for the years then ended, and the statements of loss and accumulated deficit and cash flow of MicroAssembly for the year ended December 31, 1992, together with the report thereon by Harper & Whitfield, P.C., independent accountants, are set forth, together with an unaudited balance sheet of MicroAssembly as of August 21, 1995, the date of its acquisition by the Registrant, and the related statements of income and accumulated deficit and cash flow for the period from January 1, 1995 through August 21, 1995, are as follows:

                       Independent Auditor's Report



The Board of Directors
MicroAssembly Systems, Inc.

   We have audited the accompanying balance sheets of MicroAssembly Systems, Inc. (an S corporation) as of December 31, 1994 and 1993 and the related statements of income (loss) and accumulated deficit and cash flows for the years ended December 31, 1994, 1993 and 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    We did not observe the taking of the physical inventories at December 31, 1994, 1993 and 1992 (stated at $297,466, $182,443 and $256,588, respectively), since those dates were prior to the time we were initially engaged as auditors for the Company. We were unable to satisfy ourselves about inventory quantities by means of other auditing procedures.

   In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to observe the physical inventories taken as of December 31, 1994, 1993 and 1992, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of MicroAssembly Systems, Inc. as of December 31, 1994, 1993 and the results of its operations and its cash flows for the years ended December 31, 1994, 1993 and 1992 in conformity with generally accepted accounting principles.

    Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary data included in Schedules 1 and 2 for the years ended 1994, 1993 and 1992 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

    The accompanying balance sheet of MicroAssembly Systems, Inc. as of August 21, 1995 and the related statements of income and accumulated deficit, and cash flows for the period from January 1, 1995 to August 21, 1995 were not audited by us, and accordingly, we do not express an opinion on them.

Harper & Whitfield, P.C.
Farmington, Connecticut


September 25, 1995

                               MICROASSEMBLY SYSTEMS, INC.

                                     Balance Sheets

     August 21, 1995 (Unaudited) and December 31, 1994 and 1993 (Audited)

     Assets
     ______
<s)
                                        1995          1994         1993
                                     (Unaudited)   (Audited)   (Audited)
Current assets:
Cash                                 $   117,703      57,142       5,374
Accounts receivable, less
 allowance for doubtful
 accounts of $7,500 in 1995
 and no allowance for 1994
 and 1993                                260,558     251,962     157,274
Income tax refund receivable               -             524         186
Inventory:
  Finished goods                          75,484      39,682      24,421
  Work in process                        163,312     134,060      62,597
  Raw materials                          137,970     123,724      95,425
                                         _______     _______      ______
    Total inventories                    376,766     297,466     182,443
                                         _______     _______     _______
  Prepaid expenses                        25,414       9,193       6,027
  Deferred income taxes (note 5)          13,113      17,741       5,025
                                         _______     _______      ______
    Total current asset                  793,554     634,028     356,329
                                         _______     _______     _______
Property, plant and equipment at
 cost, net of accumulated
 depreciation (note 2)                   273,495     258,635     214,654
Other assets:
 Intangible assets, net of
  accumulated amortization (note 3)        5,767      11,027      27,999
 Deposits                                  5,000       2,500       2,500
 Deferred income taxes (note 5)           11,641      49,542      64,968
                                         _______      ______      ______
   Total other assets                     22,408      63,069      95,467
                                         _______      ______      ______
                                      $1,089,457     955,732     666,450
                                      ==========     =======     =======

 Liabilities and Stockholders' Equity
 ____________________________________

Current liabilities:
 Current installments of long-term
  debt (note 4)                           -           -           15,836
 Subordinated debt - stockholder
  (note 4)                                15,000      -           -
 Accounts payable                        223,917     186,687      52,781
 Other payables                              501         504       -
 State income tax payable                    194       -           -
 Accrued payroll                           3,000      13,632       4,633
 Accrued vacation                            886       -           -
 Accrued interest                          5,883       3,897       3,926
 Other accrued expenses                    3,899       3,541       2,024
                                         _______     _______      ______
   Total current liabilities             253,280     208,261      79,200
                                         _______     _______      ______
Long-term liabilities:
 Long-term debt - stockholder (note 4)     -           -          60,000
 Subordinated long-term debt -
  stockholder (note 4)                    84,600     150,000     150,000
                                          ______     _______     _______
    Total long-term liabilities           84,600     150,000     210,000
                                          ______     _______     _______
Stockholders' equity:
 Common stock - authorized 20,000
  shares, par value $.10.  1,664,
  1,520 and 1,360 shares issued
  and outstanding at August 21, 1995
  and December 31, 1994 and 1993,
  respectively                               166         152         136
 Additional paid-in capital            1,401,434   1,199,848     999,864
 Accumulated deficit                    (650,023)   (602,529)   (622,750)
                                       __________  _________     _______
   Total stockholders' equity            751,577     597,471     377,250
                                       __________  _________     _______
 Commitments (note 9)
                                     $ 1,089,457     955,732     666,450
                                      ==========    ========     =======

See accompanying notes to financial statements.

                            MICROASSEMBLY SYSTEMS, INC.

                Statements of Income (Loss) and Accumulated Deficit

     For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
             Years ended December 31, 1994, 1993 and 1992 (Audited)
                              1995             1994        1993        1992
                           (Unaudited)      (Audited)   (Audited)   (Audited)
                           __________       _________   _________   _________

Net sales                  $ 1,027,338      1,405,277     881,787     861,011
Cost of sales                  715,719        908,406     723,725     676,105
                            __________      _________     _______     _______
  Gross profit                 311,619        496,871     158,062     184,906

Selling, general and
 administrative expenses       303,281        459,396     403,088     460,543
                               _______        _______     _______     _______
   Operating income (loss)       8,338         37,475    (245,026)   (275,637)
                               _______        _______     _______     _______
Other income (expense):
 Interest income                   783           549          321         273
 Interest expense               (9,524)      (15,958)     (14,933)    (16,601)
 Loss on disposal of fixed
  assets                        (5,669)        -           (2,576)      -
 Other income                    1,945         1,787        8,657       5,383
                                ______        ______       ______      ______
  Total other income (expense) (12,465)      (13,622)      (8,531)    (10,945)
                                ______        ______        _____      ______
  Income (loss) before income
   taxes and cumulative effect
   adjustment                   (4,127)       23,853     (253,557)   (286,582)
                                 _____        ______      _______     _______
Income tax expense (note 5):
  Current                          838           922          714         876
  Deferred, net of tax benefit
   of operating loss
   carryforward of $26,378 in
   1993                         42,529         2,710      (25,641)        -
                                ______         _____       ______        ____
   Total income tax expense     43,367         3,632      (24,927)        876
                                ______         _____       ______        ____
   Income (loss) before effect
    of a change in accounting
    principle                  (47,494)       20,221     (228,630)   (287,458)

Cumulative effect on prior
 years of an accounting
 change (note 5)                  -             -          44,352        -
                               ________       ______      _______     _______
   Net income (loss)           (47,494)       20,221     (184,278)   (287,458)

Accumulated deficit at
 beginning of period          (602,529)     (622,750)    (438,472)   (151,014)
                               ________      _______      _______     _______
Accumulated deficit at end
 of period                   $(650,023)     (602,529)    (622,750)   (438,472)
                              ========       =======      =======     =======

See accompanying notes to financial statements.

                           MICROASSEMBLY SYSTEMS, INC.

                            Statements of Cash Flows

    For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
              Years ended December 31, 1994, 1993 and 1992 (Audited)


                             1995             1994        1993        1992
                          (Unaudited)      (Audited)   (Audited)   (Audited)
                          ___________      _________   _________   _________
Cash flows from
 operating activities
_____________________
 Net income (loss)        $  (47,494)        20,221    (184,278)    (287,458)

 Adjustments needed to
  reconcile to net cash
  flows:
   Noncash long-term items
    included in income:
     Depreciation             16,578         24,579      23,917       20,432
     Amortization              6,394         16,972      43,222       43,221
     Deferred taxes           42,529          2,710     (69,993)       -
                              ______         ______      ______       ______
                              65,501         44,261      (2,854)      63,653
   Nonoperational items
    included in income:
     Loss on disposal of
      fixed assets             5,669          -           2,576        -

   Changes in current items:
    Increase in accounts
     receivable               (8,596)       (94,688)    (27,957)      (6,398)
    Decrease (increase) in
     income tax refund
     receivable                  524           (338)       (186)        -
    Decrease (increase)
     in inventory            (79,300)      (115,023)     74,145      (36,277)
    Decrease (increase) in
     prepaid expenses        (16,221)        (3,166)     (1,226)         683
    Increase in deposits      (2,500)           -           -            -
    Increase (decrease) in
     accounts payable         37,230        133,906     (23,904)      11,707
    Increase (decrease) in
     other payables               (3)           504       -            -
    Increase (decrease) in
     state income tax payable    194          -            (876)         180
    Increase (decrease) in
     accrued payroll - other (10,632)         8,999       1,829       (2,490)
    Increase (decrease)
     in accrued payroll -
     officer                     -            -          (1,346)         808
    Increase (decrease)
     in accrued vacation         886          -          (1,825)      (2,085)
    Increase (decrease) in
     accrued interest          1,986           (29)        (854)      (1,914)
    Increase (decrease)
     in other accrued
     expenses                    358          1,517         851       (1,174)
                               _____          _____       ______       _____
                             (76,074)       (68,318)     18,651      (36,960)
                              ______         ______      ______       ______
      Net cash flows
       from operating
       activities            (52,398)        (3,836)   (165,905)    (260,765)
                              ______          _____     _______      _______

Cash flows from investing
activities
_________________________
 Purchases of property and
  equipment                  (38,241)       (68,560)    (12,085)     (46,935)
 Purchases of intangible
  assets                          -             -           -           (400)
                              ______         _______     _______       ______
   Net cash flows from
    investing activities     (38,241)       (68,560)    (12,085)     (47,335)
                              ______         ______      ______       ______
Cash flows from financing
 activities
_________________________
 Proceeds from long-term
  debt                        25,000        122,500      85,000      135,000
 Repayments of long-term
  debt                          -           (23,336)    (31,673)     (31,672)
 Proceeds from issuance
  of stock                        14             16          16           20
 Proceeds from additional
  stockholder contributions  126,186         24,984     114,984      199,980
                             _______         ______     _______      _______
   Net cash flows from
    financing activities     151,200        124,164     168,327      303,328
                             _______        _______     _______      _______

   Net increase (decrease)
    in cash                   60,561         51,768      (9,663)      (4,772)

   Cash at beginning of
    period                    57,142          5,374      15,037       19,809
                              ______         ______      ______       ______
   Cash at end of period    $117,703         57,142       5,374       15,037
                             =======         ======      ======       ======

See accompanying notes to financial statements.



                           MICROASSEMBLY SYSTEMS, INC.

                            Statements of Cash Flows
                            Supplemental Disclosures

      For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
               Years ended December 31, 1994, 1993 and 1992 (Audited)


Supplemental disclosures of cash flow information:

                                  1995          1994       1993        1992
                               (Unaudited)   (Audited)   (Audited)   (Audited)
                               __________    _________   _________   _________
Cash paid during the period for:
 Interest                        $ 7,538       15,987      15,787      18,515
 Income taxes                       -           1,260       1,776         696

 Supplemental disclosure of noncash investing and financing activities:

 During 1995, the stockholders converted $75,400 of their notes payable to capital.

 During 1994, the stockholders converted $175,000 of their notes payable to capital.

 During 1993, the stockholders converted $85,000 of their notes payable to capital.



See accompanying notes to financial statements.


                       MICROASSEMBLY SYSTEMS, INC.

                     Notes to Financial Statements

      For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
                  Years ended December 31, 1994 and 1993 (Audited)



(1)   Summary of Significant Accounting Policies

      (a)   Organization
            MicroAssembly Systems, Inc. is a Connecticut corporation formed March 12, 1991. The Company is engaged in the manufacturing, sale and distribution of stick-screws and the related proprietary assembly tool employed by manufacturers who use small-sized screws in their assembly operations. As of August 21, 1995, the Company became a wholly owned subsidiary of CompuDyne Corporation as a result of the acquisition of 100% of the Company's stock by CompuDyne Corporation. See note 8.

      (b)   Basis of Presentation
            The financial statements of the Company have been prepared on the accrual basis.

      (c)   Inventories
            Raw material and finished goods inventories are stated at the lower of cost (first-in, first-out) or market. Work in process inventory consists of accumulated material, labor and overhead costs on incomplete jobs. It is stated at the lower of cost or market.

      (d)   Depreciation
            For financial statement purposes the Company provides for depreciation using the straight-line method over the estimated useful lives of the related assets. The Modified Accelerated Cost Recovery System (MACRS) is being used in computing depreciation for income tax purposes.

            The estimated useful lives are as follows:

                 Machinery and equipment                      7 years
                 Office furniture and equipment             5-7 years
                 Building and building improvements        7-39 years

            Cost and accumulated depreciation of assets retired or disposed of are eliminated from asset and related reserve accounts. Gains or losses on disposal of assets are credited or charged to earnings. Expenditures for maintenance and repairs are charged directly to earnings.

      (e)   Income Taxes
            The Company maintains its books for tax purposes on the accrual basis of accounting. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for state operating losses that are available to offset future taxable income.

      (f)   Concentration of Credit Risk
            The Company grants credit to its customers which are located throughout the United States. Consequently, the Company's ability to collect the amounts due from customers is affected by economic fluctuations in the business industry and the overall economy.

      (g)   Advertising Costs
            Advertising costs are expensed as incurred.

(2)   Property, Plant and Equipment

      A summary of property, plant and equipment is as follows:

                                      1995           1994         1993
                                  (Unaudited)      (Audited)    (Audited)
                                  ___________      _________    _________

    Land                          $   19,994         19,994        19,994
    Building and building
     improvements                    131,728        128,371       117,762
    Machinery and equipment          181,573        159,612       102,693
    Office furniture and
     equipment                        31,113         28,543        27,511
                                     _______        _______       _______
                                     364,408        336,520       267,960
    Less accumulated depreciation     90,913         77,885        53,306
                                     _______        _______       _______
                                   $ 273,495        258,635       214,654
                                    ========        =======       =======

      Included in machinery and equipment is $66,006 related to the purchase of a furnace. There is an additional amount of $39,904 due to complete this furnace. The liability and the additional asset cost are not included on the financial statements since the amount due was not due and payable as of the balance sheet date, as certain conditions of its installation were not yet complete.

(3)   Intangible Assets

      Intangible assets consist of the following at August 21, 1995 and December 31, 1994 and 1993:


                                          1995           1994         1993
                                       (Unaudited)     (Audited)    (Audited)
                                       ___________     _________    _________

       Covenant not to compete           $ 105,000       105,000      105,000
       Organization costs                   41,109        41,109       41,109
       Trademark                               750           750          750
                                          ________       _______      _______
                                           146,859       146,859      146,859
       Less accumulated amortization       141,092       135,832      118,860
                                          ________       _______      _______
                                         $   5,767        11,027       27,999
                                          ========       =======      =======

      The covenant not to compete and organization costs are being amortized on a straight-line basis over thirty-six and sixty months, respectively.

(4)   Long-Term Debt

      Long-term debt consists of the following:

                                               1995        1994        1993
                                            (Unaudited)  (Audited)   (Audited)
                                            ___________  _________   _________


       Subordinated note payable to
        stockholder at prime plus 1%          $ 99,600    150,000     150,000
       Note payable to stockholder at
        prime plus 1%                             -          -         60,000
       Subordinated note payable to
        Ripley Company, Inc. at 10%               -          -         15,836
                                              _________   _______      ______
                                                 99,600   150,000     225,836


       Less current installments of
        long-term debt                           15,000      -         15,836
                                               ________    ______      ______
       Long-term debt, excluding current
        installments                           $ 84,600   150,000     210,000
                                                =======   =======     =======

      The subordinated note payable to stockholder consists of drawdowns totaling $99,600, $150,000, and $175,000 on August 21, 1995 and
      December 31, 1994 and 1993, respectively, on a $200,000 unsecured line of credit due March 26, 1995, with interest on the unpaid balance payable quarterly from the dates of drawdowns at prime plus 1%. This debt is subordinated to all other debt of the Company. In 1994, an amendment to this note extended the maturity date from March 26, 1995 to March 26, 1996. In 1995, this stockholder contributed $50,400 of the above note to capital. In 1994, the same stockholder loaned the Company $25,000 and subsequently contributed the entire amount to capital. Also in 1994, the stockholder contributed an additional $25,000 directly to capital. In 1993, this same stockholder loaned the Company an additional $25,000 and contributed $50,000 of this note to capital. In the event of default, the stockholder has an option to purchase 500 shares of the Company's common stock at $400 per share.

      During 1995, the above loan was converted to a term loan, payable quarterly in the amount of $5,000 plus interest at a rate of prime plus 1% beginning December, 1995.

     Expected maturities are as follows:

                      1996                         $ 15,000
                      1997                           20,000
                      1998                           20,000
                      1999                           20,000
                      2000                           20,000
                      2001                            4,600




      During 1995, the Company's majority stockholder loaned the Company $25,000 and subsequently converted the $25,000 to capital. The stockholder also loaned the Company $97,500 during 1994, was repaid $7,500 and converted the remaining $90,000 to capital. The note payable to stockholder of $60,000 at December 31, 1993 consists of two notes which were payable on demand with interest on the unpaid balance payable quarterly at prime plus 1%.

      The 10% subordinated note payable to Ripley Company, Inc. is payable in four equal semi-annual installments of principal in the amount of $15,836, plus interest due, beginning March 31, 1992. This note is subordinate to the lenders' liens, rights, title priority and security interest of any senior debt of the Company incurred for the purposes of financing its business.

(5)   Income Taxes

      The Company had elected to be treated as an S corporation for federal income tax purposes, in accordance with Section 1361 of the Internal Revenue Code. The Company was not subject to federal income tax, but the taxable income flows through to the individual stockholders' federal income tax returns. The State of Connecticut does not recognize S corporation status and, therefore, taxes the Company as if it were a C corporation. As of August 21, 1995, the S corporation election terminated as a result of the acquisition of 100% of the Company by CompuDyne Corporation. As a result, the Company is now subject to federal income taxes and, accordingly, the Company recorded $14,611 of federal deferred income taxes as of August 21, 1995. Income tax expense (benefit) amounted to $43,367 for 1995, $3,632 for 1994, ($24,927) for 1993 and $876 for 1992.

      Components of income tax expense (benefit) at August 21, 1995 and December 31, 1994, 1993 and 1992 are as follows:

                                                   Federal    State     Total
                                                   _______    _____     _____
       1995 (Unaudited):
        Current                                    $   -        838       838
        Deferred, net of $1,477
         benefit from enacted
         rate reduction                             14,611    27,918   42,529
                                                    ______    ______   ______

                                                   $14,611    28,756   43,367
                                                    ======    ======   ======
       1994 (Audited):
        Current                                       -          922      922
        Deferred                                      -        2,710    2,710
                                                    ______    ______    _____
                                                   $  -        3,632    3,632
       1993 (Audited):
        Current                                       -          714      714
        Deferred                                      -      (25,641) (25,641)
                                                    _______  _______   ______

                                                   $  -      (24,927) (24,927)
                                                    ========  ======   ======
        1992 (Audited):
         Current                                      -          876      876
         Deferred                                     -           -        -
                                                    ________  _______   ______

                                                   $  -          876      876
                                                    ========  =======   ======

      State tax laws were enacted on June 1, 1995 to reduce the business tax rates. The deferred tax liability has been reduced to reflect the newly enacted rates.

      Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle is included in determining net income for 1993. Financial statements for prior years have not been restated.

      The net deferred income taxes in the accompanying balance sheets include the following components:

                                             1995        1994         1993
                                         (Unaudited)   (Audited)    (Audited)
                                         __________    ________     _________
         Current:
          Federal deferred income
           tax asset                     $    3,346       -           -
          Federal deferred income
           tax liability                     (3,256)      -           -
          State deferred income
           tax asset                         14,890     18,661        5,750
          State deferred income tax
           asset valuation allowance         (1,867)      (920)        (725)
                                             _______    _______       ______

           Net deferred income tax asset    $13,113     17,741        5,025
                                             ======     ======        =====

         Non-current:
          Federal deferred income tax asset     656        -             -
          Federal deferred income tax
           liability                        (15,357)       -             -
          State deferred income tax
           liability                         (2,394)    (2,196)      (2,117)
          State deferred income tax asset    53,430     54,498       69,985
          State deferred income tax asset
           valuation allowance              (24,694)    (2,760       (2,900)
                                            _______     ______       _______

           Net deferred income tax asset    $11,641      49,542       64,968
                                             ======      ======       ======

      Included in the current state deferred income tax asset is $13,451 for 1995, $16,875 for 1994 and $5,750 for 1993 resulting from state net operating loss carryforwards of $124,900 for 1995, $150,000 for 1994 and $50,000 for 1993. The noncurrent state deferred income tax asset is comprised of $53,430 for 1995, $54,498 for 1994 and $69,985 for
      1993 resulting from state net operating loss carryforwards of $533,414, $517,812, and $653,936 for 1995, 1994 and 1993, respectively. The valuation allowances were applied against these assets. The net change in the valuation allowance amounted to $22,881 for 1995, and $55 for 1994.

      The tax provision differs from the expense that would result from applying state statutory rates to income because of permanent differences such as meals and entertainment, separately stated items that flow through to the shareholders and timing differences between book and tax depreciation, bad debt reserves, accrued bonuses, accrued interest to stockholders and other miscellaneous accruals. It also differs because a valuation allowance has been provided to reduce the deferred tax assets to the amount that is more likely than not to be realized, and to reflect the benefit of enacted rate reductions.

      At August 21, 1995, the Company had the following carryovers for state income tax purposes:

                          Year                                   State
                       Expiration                            Operating Loss
                      (December 31)                           Carryover
                          1996                                 $ 101,966
                          1997                                   298,546
                          1998                                   257,802


(6)   Major Customers

      Sales were made to one major customer in 1995 and 1994 exceeding 10% of revenues. Sales to the customer amounted to $144,800 and $315,654 in 1995 and 1994, respectively.

(7)   Related Party Transactions

      During 1995, the Company borrowed $25,000 from its stockholders. Interest on the loans amounted to $9,177 during 1995. During 1994, the Company borrowed $122,500 from its stockholders. Interest on the loans amounted to $15,562 during 1994. During 1993, the Company borrowed $85,000 from its stockholders. Interest on the loans amounts to $11,725 during 1993. See note 4.

(8)   Change in Ownership

      On August 21, 1995, the Company was acquired by CompuDyne Corporation in a stock for stock exchange. As a result, the Company is now a wholly owned subsidiary of CompuDyne Corporation, and the Company has now lost its S corporation status and will be treated as a C corporation for tax purposes. See note 5.

(9)   Commitments

      The Company has an available line of credit up to $100,000, with a bank. As of August 21, 1995, the Company has not borrowed against the line of credit.

      The Company also has placed a $2,500 deposit on a building adjacent to the current facilities. The building will be purchased in October, 1995 for $30,000, assuming the current owner performs certain maintenance obligations which are conditions of the purchase.


                                                            Schedule 1

                        MICROASSEMBLY SYSTEMS, INC.
                               Cost of Sales

      For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
             Years ended December 31, 1994, 1993 and 1992 (Audited)

                                  1995       1994        1993        1992
                              (Unaudited)  (Audited)   (Audited)   (Audited)
                              ___________  _________   ________    _________

Material purchases              $ 295,642    365,046    169,653      188,210
Direct and indirect labor         260,577    351,943    256,514      259,604
Manufacturing supplies             92,946    132,146     92,487       87,519
Insurance                          64,181     73,833     62,282       58,312
Payroll taxes                      37,843     41,120     22,931       23,532
Depreciation                       13,777     18,998     18,482       16,048
Utilities                          11,765     16,951     13,590       14,353
Repairs and maintenance             9,558     12,829      4,069       14,299
Miscellaneous shop expense          6,014      6,775      6,552        6,039
Property taxes                      1,225      2,064      1,885        2,757
Uniforms                            1,491      1,724      1,135        1,037
Engineering                           -          -          -         40,672
                                  _______  _________    _______      _______
                                  795,019  1,023,429    649,580      712,382
                                  _______  _________    _______      _______
Adjustment for inventory change:
 Inventory at beginning of period 297,466    182,443    256,588      220,311
 Inventory at end of period       376,766    297,466    182,443      256,588
                                  _______    _______    _______      _______

 Increase (decrease) in cost
  of sales                       (79,300)   (115,023)    74,145      (36,277)
                                  ______     _______     ______       ______

   Total cost of sales           $715,719    908,406    723,725      676,105
                                  =======    =======    =======      =======


See accompanying notes to financial statements.

                                                       Schedule 2

                            MICROASSEMBLY SYSTEMS, INC.

                 Selling, General and Administrative Expenses

      For the Period from January 1, 1995 to August 21, 1995 (Unaudited) and
               Years ended December 31, 1994, 1993 and 1992 (Audited)



                               1995         1994         1993         1992
                           (Unaudited)    (Audited)    (Audited)    (Audited)
                           ___________    _________    _________    _________

Salaries                    $ 113,227       170,681      151,416      122,479
Commissions                    64,357       115,253       52,286       56,118
Travel                         21,058        23,874       23,455        3,792
Professional fees              18,570         9,937        6,685       12,514
Consulting fees                18,157        27,904       16,250       28,620
Payroll taxes                  12,097        15,088       12,201       19,230
Advertising and promotion      10,181        19,533       27,674       30,893
Depreciation and
 amortization                   9,195        22,553       48,657       47,605
Telephone                       8,963        14,398       13,680       11,267
Bad debt                        7,500         7,408          -            -
Office supplies                 6,295         7,146       10,370       13,983
Insurance                       6,159         7,742        9,302       19,032
Shipping (net of
 reimbursements of
 $21,506, $32,606, $21,237
 and $17,060 in 1995, 1994,
 1993 and 1992, respectively)   3,310        6,161        5,907         1,078
Other expenses                  1,839        1,284        1,705         1,323
Postage                         1,564        3,413        2,919         3,200
Utilities                         675          892          715           755
Property taxes                    134          199          239           288
Samples                           -          5,930       18,956        13,450
Officers' salaries                -            -            -          72,966
Maintenance                       -            -            671         1,950
                                -----        -----       ------        ------

 Total selling, general
  and administrative
  expenses                  $ 303,281       459,396      403,088      460,543
                             ========       =======      =======      =======

See accompanying notes to financial statements.

   (b) Pro-forma financial statements of CompuDyne Corporation to reflect the acquisition of MicroAssembly and the disposition of Suntec Service Corporation, including (i) a consolidated balance sheet as at June 30, 1995; (ii) a consolidated statement of operations for the six months ended June 30, 1995; and (iii) a consolidated statement of operations for the year ended December
31, 1994 are as follows:

                         COMPUDYNE CORPORATION AND SUBSIDIARIES
                          PRO FORMA CONSOLIDATED BALANCE SHEET
                       ACQUISITION OF MICROASSEMBLY AND DISPOSITION
                            OF SUNTEC ASSETS AND LIABILITIES
                                 (In Thousands)
                                    (UNAUDITED)

                       Actual                                       Pro
                       Balance         Suntec        MicroAssembly  forma
                       June 30, 1995   Adjustments   Adjustments    Results
                       ____________________________________________________

ASSETS

Current Assets
  Cash                                                  503           503
  Accounts
   receivable, net          2,244        (165)          268         2,347
  Inventories:
   Finished Goods                                       138           138
   Work in process            377         (25)          162           514
   Raw Materials and
    supplies                  270         (18)          170           422
                       ____________________________________________________
    Total Inventories         647         (43)          470         1,074

  Prepaid expenses and
  other current assets         96         (18)           33           111
                       ____________________________________________________

    Total Current Assets    2,987        (226)        1,274         4,035

Non-current
 receivables, related
 parties                       13                                      13

Property, plant and
 equipment, at cost           706         (32)          493         1,167
  Less: accumulated
   depreciation and
   amortization              (677)         14                        (663)
                       ____________________________________________________
  Net property, plant
   and equipment               29         (18)          493           504

Other assets, net              10                     1,088         1,098
Promissory notes
 receivables                              129            60           189
                       ____________________________________________________

      Total Assets          3,039        (115)        2,915         5,839
                       ====================================================

LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY

Current Liabilities
  Accounts payable          1,831         (92)          186         1,925
  Bank line payable            48          50                          98
  Customer deposits            21         (21)                          0
  Accrued pension costs        25                                      25
  Accrued expenses            801         (52)           28           777
  Current portion of
   deferred compensation       96                                      96
                       ____________________________________________________
    Total Current
    Liabilities             2,822        (115)          214         2,921

Notes Payable                                           500           500
Long term pension
 liability                    298                                     298
Deferred income taxes                                   251           251
Deferred compensation,
 net of current portion        61                                      61
                       ____________________________________________________

    Total Liabilities       3,181        (115)          965         4,031


SHAREHOLDERS' (DEFICIT) EQUITY:

Common Stock, par value
 $.75 per share
 10,000,000                 1,202                       112         1,314
 authorized; 1,603,372
 shares issued as of
 6/30/95
Preferred Stock, Series
 D, Convertible share for
 share                                                1,890         1,890
Other Capital               7,988                       (52)        7,936
Receivable from
 management                   (92)         24                        (68)
Treasury stock at cost                    (24)                       (24)
                           (9,240)                                (9,240)
                       ____________________________________________________

    Total Shareholders'
    Equity (Deficit)         (142)          0         1,950         1,808
                       ____________________________________________________

Total Liabilities and
Shareholders' Equity
(Deficit)                   3,039        (115)        2,915         5,839
                       ====================================================

NOTES:
1. The purpose of this proforma statement is to report the effect of the Acquisition of Microassembly Systems, Inc. Common Stock; and the Disposition of the Assets and Liabilities of the Suntec Division as filed on Form 8-K dated September 5, 1995.

2. All Suntec adjustments other than Cash and Promissory Notes Receivable reflect June 30, 1995 book value of the Suntec assets and liabilities that were disposed of.

3. $50,000 was loaned to Norman Silberdick in exchange for a Promissory Note. The Bank Line Payable is increased to reflect the source of the money.

4. The other $79,000 included in the Suntec Promissory Notes Receivable represents the consideration received from Norman Silberdick for the purchase of Suntec assets and liabilities. Subsequent to the closing, the closing date net book value of the Suntec assets and liabilities was adjusted to reflect additional losses at Suntec during July and August 1995 in an amount that reduced the purchase price and promissory note receivable from Mr. Silberdick to zero.

5. Mr. Silberdick, as part of the consideration for the purchase of Suntec assets and liabilities, has turned in to the Company 60,000 shares of the Company's common stock issued pursuant to a Stock Purchase Agreement, dated August 1, 1993. This is reflected in $24,000 adjustments between Treasury stock and Receivable from management.

6. The Convertible Preference Stock, Series D issued in exchange for all of MicroAssembly's capital stock is valued at $1.50 a share based on the redemption value of the preference stock and the fair market price of the common stock.

7. Other assets, net in the MicroAssembly Adjustments column include $38,000 in Engineering Design and drawings; $150,000 in 'STICKSCREW' trademark; $280,000 in Customer List; $50,000 in miscellaneous other assets; and $570,000 in Goodwill.

8. The exercise by Corcap, Inc. Of a warrant to acquire 150,000 shares of CompuDyne common stock is included in the MicroAssembly adjustment column with an increase of $60,000 to promissory notes receivables, an increase of $112,000 to common stock and a decrease of $52,000 to other capital.


                     COMPUDYNE CORPORATION AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                 ACQUISITION OF MICROASSEMBLY AND DISPOSITION
                     OF SUNTEC ASSETS AND LIABILITIES
                   (In Thousands, Except Per Share Data)
                              (Unaudited)
                       Six Months                                   Pro
                       Ended           Suntec        MicroAssembly  forma
                       June 30, 1995   Adjustments   Adjustments    Results
                       ____________________________________________________

Net sales                   5,223        (608)          826         5,441

Cost of sales               4,330        (337)          556         4,549
                       ____________________________________________________
  Gross margin                893        (271)          270           892

Selling, general and
 administrative
 expenses                     974        (517)          230           687
Research and
 development                   39           0             0            39
                       ____________________________________________________
  Operating income
   (loss)                    (120)        246            40           166
                       ____________________________________________________

Other (income) expense
  Interest (income)
   expense                     10                         8            18
  Other (income) expense       12                        (1)           11
                       ____________________________________________________
  Total other (income)
   expense, net                22           0             7            29
                       ____________________________________________________

Income (loss) from
 Continuing operations       (142)        246            33           137
 before income tax
 provision
Income tax provision
 (benefit)                                                1             1
                       ____________________________________________________
   Net income (loss)         (142)        246            32           136
                       ====================================================

Weighted average common
 shares:
  Primary                   1,603                                   2,954
                            _____                                   _____
  Fully diluted             1,603                                   3,220
                            _____                                   _____

Net income (loss) per
 share:
  Net income (loss)        (0.089)                                  0.046
                            _____                                   _____
Net income (loss) per
 share - full dilution:
  Net income (loss)        (0.089)                                  0.042
                            _____                                   _____

NOTES:
1. The purpose of this proforma statement is to report the effect of the Acquisition of Microassembly Systems, Inc. Common Stock; and the Disposition of the Assets and Liabilities of the Suntec Division as filed on Form 8-K dated September 5, 1995.

2. The pro forma adjustments were calculated assuming the acquisition and disposition transactions were consummated at the beginning of fiscal year 1994.

3. Suntec division was operated in a separate building with personnel separate from other operations. Therefore the adjustments for the disposition involve mainly the revenue and cost incurred directly related to the Suntec Division. Other effects of the disposition were immaterial and not considered in this report.

4. No Income Tax Provision is shown against the resulting net income; there are sufficient credits from loss-carry-forwards to offset any required tax provision.


                   COMPUDYNE CORPORATION AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                 ACQUISITION OF MICROASSEMBLY AND DISPOSITION
                        OF SUNTEC ASSETS AND LIABILITIES
                     (In Thousands, Except Per Share Data)
                              (Unaudited)

                       Fiscal Year                                  Pro
                       Ended Dec-      Suntec       MicroAssembly   forma
                       ember 31, 1994  Adjustments  Adjustments     Results
                       ____________________________________________________

Net sales                  12,287      (2,588)        1,405        11,104

Cost of sales               9,683      (1,570)          908         9,021
                       ____________________________________________________

   Gross margin             2,604      (1,018)          497         2,083
                       ____________________________________________________

Selling, general and
 administrative
 expenses                   2,973      (1,878)          459         1,554
Research and development       66           0             0            66
                       ____________________________________________________

  Operating income (loss)    (435)        860            38           463
                       ____________________________________________________

Other (income) expense
  Interest (income)
   expense                     (7)                       15             8
  Other (income)                                         (1)       (1,663)
   expense                 (1,662)                      (34)       (1,696)
                       ____________________________________________________
  Total other
   (income) expense,
   net                     (1,669)          0           (14)       (1,655)
                       ____________________________________________________
Income (loss) from
 Continuing operations      1,234         860            24         2,118
  before income tax
  provision
Income tax provision
 (benefit)                     29                         4            33
                       ____________________________________________________
Income (loss) before
 extraordinary items        1,205         860            20         2,085

Extraordinary items,
 debt forgiveness             523                                     523
                       ____________________________________________________
   Net income (loss)        1,728         860            20         2,608
                       ====================================================

Weighted average
 common shares:
  Primary                   1,748                                    2,954
                            _____                                    _____

  Fully diluted             1,748                                    3,220
                            _____                                    _____

Net income (loss)
 per share:
  Continuing operations
  before extraordinary
  Items                      0.69                                     0.71
                            _____                                    _____

  Extraordinary items        0.30                                     0.18
                            _____                                    _____

    Net income (loss)        0.99                                     0.88
                            _____                                    _____

Net income (loss) per
 share - fully diluted
  Continuing operations
   before extraordinary
   Items                     0.69                                     0.65
                            _____                                    _____

  Extraordinary items        0.30                                     0.16
                            _____                                    _____

    Net income (loss)        0.99                                     0.81
                            _____                                    _____

NOTES:
1. The purpose of this proforma statement is to report the effect of the Acquisition of Microassembly Systems, Inc. Common Stock and the Disposition of the Assets and Liabilities of the Suntec Division as filed on Form 8-K dated September 5, 1995.

2. The pro forma adjustments were calculated assuming the acquisition and disposition transactions were consummated at the beginning of fiscal year 1994.

3. Suntec division was operated in a separate building with personnel separate from other operations. Therefore the adjustments for the disposition involve mainly the revenue and cost incurred directly related to the Suntec Division. Other effects of the disposition were immaterial and not considered in this report.

4. No additional Income Tax Provision is shown against the resulting net income; there are sufficient credits from loss-carry-forwards to offset any required tax provision.

   Item 7(c) of the Registrant's Current Report on Form 8-K is amended by adding to the list of exhibits set forth therein a new Exhibit 23 as follows:

   Exhibit (23) Consent of Harper & Whitfield, P.C., dated November 2, 1995, to the use in this Consent Report on Form 8-K of its Report, dated
September 28, 1995, on the financial statements of MicroAssembly Systems, Inc.

                        ------------------------

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereto duly authorized.

                                          COMPUDYNE CORPORATION


Dated:  November 3, 1995                  By /s/ Martin A. Roenigk
                                             Martin A. Roenigk, Chairman and
                                             Chief Executive Officer



                               INDEX TO EXHIBITS


Exhibit (23) Consent of Harper & Whitfield, P.C., dated November 2, 1995, to the use in this Consent Report on Form 8-K of its Report, dated September 28, 1995, on the financial statements of MicroAssembly Systems, Inc.